As filed with the Securities and Exchange Commission on December 27, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0459590
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Restricted Stock Granted Pursuant to

Restricted Stock Agreements with Certain Employees and Directors at the Date of Grant

(Full Title of the Plan)

Michael R. McElwrath, Chief Executive Officer

Far East Energy Corporation

363 N. Sam Houston Parkway East, Suite 380

Houston, Texas 77060

(832) 598-0470

(Name, address and telephone number of agent for service)

with a copy to:

W. Crews Lott

Baker & McKenzie LLP

2001 Ross Avenue, Suite 2300

Dallas, Texas 75201

(214) 978-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	482,292	$0.97	$467,823	$14.36

(1)	Shares of common stock of Far East Energy Corporation (the “Company”), $0.001 par value per share (the “Common Stock”), being registered hereby relate to certain restricted stock agreements between the Company and certain employees and directors.
(2)	The registration fee is calculated pursuant to Rule 457(h) promulgated under the Securities Act on the basis of the closing price of the Common Stock on December 19, 2007, as reported on the OTC Bulletin Board.

EXPLANATORY NOTE

This Registration Statement on Form S-8 covers the issuance by the Company of 482,292 shares of Common Stock pursuant to (a) the restricted stock agreement, dated December 27, 2007, between the Company and Michael R. McElwrath, (b) the restricted stock agreement, dated December 27, 2007, between the Company and Thomas E. Williams and (c) the restricted stock agreement, dated December 27, 2007, between the Company and Garry R. Ward.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed in (a) through (e) below that we have filed with the Securities and Exchange Commission (the “SEC”) (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) are hereby incorporated by reference into this Registration Statement. All documents subsequently filed, excluding any information furnished to, rather than filed with, the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	The Company’s Amendment No. 1 on Form 10-K/A to its Annual Report for the year ended December 31, 2006;

(c)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

(d)	The Company’s Current Reports on Form 8-K filed on March 23, 2007, April 19, 2007, April 27, 2007, May 17, 2007, May 22, 2007, June 28, 2007, August 27, 2007, September 13, 2007, September 20, 2007, October 4, 2007 and November 27, 2007; and

(e)	The description of the Company’s Common Stock as contained in the Company’s Registration Statement on Form 10-SB12G/A, filed with the SEC on May 16, 2001, pursuant to Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Article XI of our Articles of Incorporation limits the liability of our directors and officers. It provides that a director or officer of the company will not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director’s or officer’s duty of loyalty to the company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for any transaction from which the director or officer derived any improper personal benefit. It also provides that any repeal or modification of the foregoing provision will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer existing at the time of such repeal or modification.

Nevada Revised Statutes Section 78.138 currently provides that a director or officer will not be individually liable unless it is proven that (a) the director’s or officer’s acts or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) such breach involved intentional misconduct, fraud or a knowing violation of the law. To the extent that Article XI of our Articles of Incorporation would be deemed to be inconsistent with Section 78.138, the provisions of such statute should control.

Additionally, Nevada Revised Statutes Sections 78.7502 and 78.751 permits us to indemnify our directors and officers as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to 78.138 of the Nevada Revised Statutes or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 above, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

4. Any discretionary indemnification under subsections 1 and 2 above, unless ordered by a court or advanced pursuant to subsection 5 below, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada Revised Statutes Section 78.7502 and Section 78.751:

(a)	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 1 or 2 above or for the advancement of expenses made pursuant to subsection 5 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Amended and Restated Bylaws provide for mandatory indemnification of directors and officers generally consistent with the foregoing provisions of the Nevada Revised Statutes. In addition, we have entered into agreements with our chief executive officer and chief financial officer, which provide for indemnification to the fullest extent allowed by applicable law. We may purchase and maintain insurance on behalf of our directors, officers, employees and agents for any liability asserted against such persons and liability or expenses incurred by such persons in their capacity as a director, officer, employee or agent, or arising out of status as such, whether or not the company has the authority to indemnify such persons against such liability and expenses.

Item 7.	Exemption From Registration Claimed.

None.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 17, 2005, and incorporated herein by reference).

4.3	Specimen stock certificate (filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).

4.4*	Form of Restricted Stock Agreement.

5.1*	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario.

23.1*	Consent of Payne Smith & Jones, P.C.

23.2*	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (incorporated by reference to Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to our Articles of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of December, 2007.

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Far East Energy Corporation hereby severally and individually constitute and appoint Michael R. McElwrath and Randall D. Keys, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael R. McElwrath	Chief Executive Officer, President and Director (Principal Executive Officer)	December 27, 2007
Michael R. McElwrath

/s/ Randall D. Keys	Chief Financial Officer (Principal Financial and Accounting Officer)	December 27, 2007
Randall D. Keys

/s/ Thomas E. Williams	Chairman of the Board	December 27, 2007
Thomas E. Williams

/s/ William A. Anderson	Director	December 27, 2007
William A. Anderson

/s/ C.P. Chiang	Director	December 27, 2007
C.P. Chiang

/s/ Donald A. Juckett	Director	December 27, 2007
Donald A. Juckett

/s/ John C. Mihm	Director	December 27, 2007
John C. Mihm

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 17, 2005, and incorporated herein by reference).

4.3	Specimen stock certificate (filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).

4.4*	Form of Restricted Stock Agreement.

5.1*	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario.

23.1*	Consent of Payne Smith & Jones, P.C.

23.2*	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (incorporated by reference to Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

*	Filed herewith.